Contact Lens Global Market*

US versus ROW

	YTD07	%US	YTD07	%ROW
Single Use	+25	10% (+2)	+10	45% (+2)
Reusable Sphere	+2	57% (-2)	-2	33% (-3)
Specialty	+3	33% (n/c)	+8	22% (+1)
Total	+5	100%	+5	100%

*Independent audit data